EXHIBIT 10.1

SECOND AMENDMENT TO FORBEARANCE AGREEMENT

AND THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT AND THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (the “Amendment”), dated September 29, 2009, is entered into by and among PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation (“Phoenix Footwear”), PENOBSCOT SHOE COMPANY, a Maine corporation (“Penobscot”), H.S. TRASK & CO., a Montana corporation (“Trask”), CHAMBERS BELT COMPANY, a Delaware corporation (“Chambers”), and PHOENIX DELAWARE ACQUISITION, INC., a Delaware corporation (“Phoenix Acquisition”, and together with Phoenix Footwear, Penobscot, Trask and Chambers, each individually, a “Company,” and collectively, the “Companies”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division.

RECITALS

A. Companies and Wells Fargo are parties to a Credit and Security Agreement dated as of June 10, 2008 (as amended by that certain Forbearance Agreement and First Amendment to Credit and Security Agreement, dated as of July 7, 2009 (the “First Amendment”) and that certain First Amendment to Forbearance Agreement and Second Amendment to Credit and Security Agreement, dated as of July 24, 2009 (the “Second Amendment”; and together with the First Amendment, the “Forbearance Agreement”), and as further amended from time to time, the “Credit Agreement”). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

B. Companies and Wells Fargo desire to amend the Forbearance Agreement and the other Loan Documents as set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1. Additional Default. Companies are in default of the following provision of the Forbearance Agreement (the “Existing Default”):

Section/Covenant	Test Date/Period	Required Performance	Actual Performance
4.1	July 26, 2009 through September 19, 2009	$3,400,000	$2,952,000

The Existing Default shall be deemed a “Designated Event of Default” under the Forbearance Agreement. As a result of the Designated Events of Default, Wells Fargo is entitled to exercise

Wells Fargo’s rights and remedies under the Loan Documents and otherwise. Companies have requested, and Wells Fargo has agreed, to forbear from exercising any rights or remedies based on the Designated Events of Default for the Forbearance Period, subject to the terms and conditions of this Amendment and the Forbearance Agreement.

2. Amendments to Forbearance Agreement.

2.1 Section 1 of the Forbearance Agreement is hereby amended by replacing the date “September 30, 2009” with the date “October 16, 2009” where it occurs in such section.

2.2 Section 8.3 of the Forbearance Agreement is hereby deleted in its entirety and replaced with the following:

“8.3 On or before October 16, 2009, Companies shall pay to Wells Fargo in immediately available funds an amount sufficient to repay the Indebtedness in full.”

3. Amendments to Credit Agreement.

3.1 Section 1.1 of the Credit Agreement. Section 1.1(a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Line of Credit and Limitations on Borrowing. Wells Fargo shall make Advances to Companies under the Line of Credit that, together with the L/C Amount, shall not at any time exceed in the aggregate the lesser of (i) the Maximum Line Amount (as in effect from time to time as described below), or (ii) the Borrowing Base limitations described in Section 1.2. Within these limits, Companies may periodically borrow, prepay in whole or in part, and reborrow. Wells Fargo has no obligation to make an Advance during a Default Period or at any time Wells Fargo believes that an Advance would result in an Event of Default. As of the Third Amendment Effective Date, the “Maximum Line Amount” shall be $5,500,000.”

3.2 Exhibit A to the Credit Agreement. Exhibit A to the Credit Agreement is hereby amended as follows:

(a) The following definitions are hereby added to Exhibit A to the Credit Agreement in the appropriate alphabetical position:

“Third Amendment Effective Date” means September 29, 2009.

(b) The following definitions are hereby deleted in their entirety and replaced with the following:

“Forbearance Agreement” means that certain Forbearance Agreement and First Amendment to Credit and Security Agreement, among the Companies and Wells Fargo, dated as of July 7, 2009, as amended by that certain First Amendment to Forbearance Agreement and Second Amendment to Credit and Security Agreement, among the Companies and Wells Fargo, dated as of July 29, 2009 and that certain Second Amendment to Forbearance Agreement and Third Amendment to Credit and Security Agreement, dated as of September 29, 2009.

“Inventory Sublimit” shall mean $2,500,000.

4. No Other Changes. Except as explicitly amended or waived by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

5. Accommodation Fee. Companies shall pay Wells Fargo the Accommodation Fee (described in the Second Amendment) on October 1, 2009 through an automatic disbursement under the Line of Credit, if Companies have not repaid the Indebtedness in full to Wells Fargo by September 30, 2009. Furthermore, Companies shall pay Wells Fargo an additional accommodation fee (the “Deferred Accommodation Fee”), which fee shall be deemed fully earned and nonrefundable as of the Third Amendment Effective Date in the amount of $5,000, which fee shall be (a) waived if Companies repay the Indebtedness in full to Wells Fargo on or before October 16, 2009 or (b) paid by Companies to Wells Fargo through an automatic disbursement under the Line of Credit on the earlier of (x) October 17, 2009, if Companies have not repaid the Indebtedness in full to Wells Fargo by October 16, 2009, or (y) upon the occurrence of an Event of Default (other than the Designated Events of Default).

6. Conditions Precedent. This Amendment shall be effective when Wells Fargo shall have received and accepted an executed original of this Amendment, together with each of the following, each in substance and form acceptable to Wells Fargo in its sole discretion:

6.1 A Certificate of the Secretary of each Company certifying as to (i) the resolutions of the board of directors of such Company approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of such Company, which were certified and delivered to Wells Fargo pursuant to the Certificate of Authority of such Company’s secretary or assistant secretary dated June 10, 2008, continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) except as noted on each such Certificate, certifying that the officers and agents of such Company who have been certified to Wells Fargo, pursuant to the Certificate of Authority of such Company’s secretary or assistant secretary dated June 10, 2008, as being authorized to sign and to act on behalf of such Company continue to be so authorized or setting forth the sample signatures of each of the officers and agents of such Company authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of such Company; and

6.2 Such other matters as Wells Fargo may require.

7. Events of Default. In the event Company fails to comply with any or all of the terms, conditions, or covenants set forth in this Amendment or if any other Event of Default shall occur, the Forbearance Period shall automatically end, and Wells Fargo may, in Wells Fargo’s sole discretion, immediately proceed to exercise any or all legal rights and remedies in any order selected by Wells Fargo, and those other rights and remedies contained in the Loan Documents, all without any further notice to Companies (except as expressly required by the Loan Documents or applicable law).

8. Representations and Warranties. Each Company hereby represents and warrants to Wells Fargo as follows:

8.1 Such Company has all requisite power and authority to execute this Amendment and any other agreements or instruments required hereunder and to perform all of its obligations hereunder, and this Amendment and all such other agreements and instruments has been duly executed and delivered by such Company and constitute the legal, valid and binding obligation of such Company, enforceable in accordance with its terms.

8.2 The execution, delivery and performance by such Company of this Amendment and any other agreements or instruments required hereunder have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to such Company, or the articles of incorporation or by-laws of such Company, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which such Company is a party or by which it or its properties may be bound or affected.

8.3 All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except (i) to the extent that such representations and warranties relate solely to an earlier date, (ii) that the Event of Default has occurred; and (iii) to the extent otherwise disclosed to Wells Fargo in writing and consented to or waived by Wells Fargo.

9. References. All references in the Credit Agreement to “this Agreement” shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

10. No Waiver. The execution of this Amendment and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Forbearance Agreement or a waiver of any breach, default or event of default under any Loan Document or other document held by Wells Fargo, whether or not known to Wells Fargo and whether or not existing on the date of this Amendment.

11. Release. Each Company hereby absolutely and unconditionally releases and forever discharges Wells Fargo, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which such Company has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown. It is the intention of each Company in executing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified and in furtherance of this intention each Company waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MIGHT HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

The parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

12. Costs and Expenses. Companies hereby reaffirm their agreement under the Credit Agreement to pay or reimburse Wells Fargo on demand for all costs and expenses incurred by Wells Fargo in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, Companies specifically agree to pay all fees and disbursements of counsel to Wells Fargo for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. Companies hereby agree that Wells Fargo may, at any time or from time to time in its sole discretion and without further authorization by Companies, make a loan to Companies under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the Accommodation Fee or the Deferred Accommodation Fee required under Section 5 of this Amendment.

13. Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument. Signed counterparts delivered by facsimile or electronic mail transmission shall also be binding of the parties, regardless of whether a signed original is also delivered.

[Signatures on the next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PHOENIX FOOTWEAR GROUP, INC.

By:
Print Name:
Title:

PENOBSCOT SHOE COMPANY

By:
Print Name:
Title:

H.S. TRASK & CO.

By:
Print Name:
Title:

CHAMBERS BELT COMPANY

By:
Print Name:
Title:

PHOENIX DELAWARE ACQUISITION, INC.

By:
Print Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Print Name:	Harry L. Joe
Title:	Vice President

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